Exhibit 10.2















                                WASHINGTON MUTUAL

                              EQUITY INCENTIVE PLAN



                 As Amended and Restated as of January 16, 2001





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                                TABLE OF CONTENTS

                                                                                                      Page

                         ARTICLE 1. PURPOSE OF THE PLAN

                             ARTICLE 2. DEFINITIONS
2.1      Affiliate.......................................................................................1
2.2      Agreement.......................................................................................1
2.3      Award...........................................................................................1
2.4      Board...........................................................................................1
2.5      Code............................................................................................2
2.6      Committee.......................................................................................2
2.7      Company.........................................................................................2
2.8      Exchange Act....................................................................................2
2.9      Grant Date......................................................................................2
2.10     Participant.....................................................................................2
2.11     Plan............................................................................................2
2.12     Restricted Stock................................................................................2
2.13     Stock...........................................................................................2
2.14     Stock Units.....................................................................................2
2.15     Unrestricted Stock..............................................................................2

                            ARTICLE 3. ADMINISTRATION
3.1      Administration of Plan..........................................................................2
3.2      Authority to Grant Awards.......................................................................2
3.3      Participants' Accounts..........................................................................3
3.4      Transfer of Unrestricted Stock..................................................................3
3.5      Discretionary Authority of Committee............................................................4
3.6      Persons Subject to Section 162(m)...............................................................5
3.7      Shareholder Rights..............................................................................5

                ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS
4.1      Participation...................................................................................5
4.2      Limitations on Grants...........................................................................5

                        ARTICLE 5. STOCK SUBJECT TO PLAN
5.1      Maximum Number of Shares........................................................................5

                     ARTICLE 6. RESTRICTIONS AND FORFEITURES
6.1      General Restrictions............................................................................6
6.2      Termination of Employment.......................................................................6
6.3      Retirement......................................................................................6



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6.4      Lapse of Restrictions - General.................................................................6
6.5      Employee Status.................................................................................7
6.6      Performance-Based Grants........................................................................7
6.7      Surrender of Restricted Stock...................................................................9

                  ARTICLE 7. ADJUSTMENT UPON CORPORATE CHANGES
7.1      Adjustments to Shares..........................................................................10
7.2      Substitution of Awards on Merger or Acquisition................................................10
7.3      Effect of Certain Transactions.................................................................10
7.4      No Preemptive Rights...........................................................................11

                   ARTICLE 8. COMPLIANCE WITH LAW AND APPROVAL
                              OF REGULATORY BODIES
8.1      General........................................................................................11
8.2      Representations by Participants................................................................11

                                ARTICLE 9. TAXES
9.1      Immediate Taxation.............................................................................11
9.2      Deferred Taxation..............................................................................12

                         ARTICLE 10. GENERAL PROVISIONS
10.1     Effect on Employment...........................................................................12
10.2     Unfunded Plan..................................................................................12
10.3     Rules of Construction..........................................................................12
10.4     Governing Law..................................................................................12
10.5     Compliance With Section 16 of the Exchange Act.................................................12
10.6     Amendment......................................................................................13
10.7     Effective Date of Plan.........................................................................13

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                     WASHINGTON MUTUAL EQUITY INCENTIVE PLAN

                 As Amended and Restated as of January 16, 2001

                         ARTICLE 1. PURPOSE OF THE PLAN

         The purpose of the Plan is to advance the interests of the Company, to provide a performance incentive and to align the interests of the Participants with the interests of the Company, its Affiliates and its shareholders through increased stock ownership by the Participants. It is intended that Participants may acquire or increase their proprietary interests in the Company and that Participant employees will be encouraged to remain in the employ of the Company or of its Affiliates.

         The Plan was established January 1, 1986 as the WM Financial, Inc. Restricted Stock Plan. Washington Mutual Savings Bank, the prior Plan sponsor, amended the Plan by a First Amendment, effective as of July 1, 1987, a Second Amendment, effective as of March 31, 1988, a Third Amendment, effective as of June 30, 1991, a Fourth Amendment, effective as of June 18, 1991, and a Fifth Amendment, effective as of October 20, 1992.

         By action of the respective boards of directors of Washington Mutual Savings Bank and the Company, the Company became the sponsor of the Plan, effective November 29, 1994, after which the Company adopted an amendment and restatement of the Plan, effective November 29, 1994, that incorporated all material provisions of the Plan prior to such date and amended the Plan in certain respects.

         The Company amended and restated the Plan, effective February 18, 1997, and amended the Amended and Restated Plan twice in 1999. The Company amended and restated the Plan effective January 18, 2000. Finally, the Plan was amended by action of the Board of Directors on January 16, 2001, subject to approval by the shareholders of the Company.

         The Board approved this restatement of the Plan to incorporate all such amendments.

                             ARTICLE 2. DEFINITIONS

     2.1 Affiliate. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

     2.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or an Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     2.3 Award. An award under the Plan that is expressed as a stated number of whole shares of Restricted Stock or denominated in Stock Units. An Award shall be subject to the terms of an Agreement.

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     2.4 Board. The board of directors of the Company.


     2.5 Code. The Internal Revenue Code of 1986, as amended.

     2.6 Committee. A committee composed of two or more members of the Board who are not officers or employees of the Company or an Affiliate, who are otherwise qualified as Non-Employee Directors as defined under Rule 16b-3(b)(3)(i) of the Exchange Act, and who qualify as outside directors as defined in Section 162(m) of the Code.

     2.7 Company. Washington Mutual, Inc., successor to Washington Mutual Savings Bank as Plan sponsor, and its successors.

     2.8 Exchange Act. The Securities Exchange Act of 1934, as amended.

     2.9 Grant Date. The date that an Award is granted to a Participant hereunder.

     2.10 Participant. A person who is granted an Award hereunder. Members of the Board, and employees, consultants and advisors of the Company or of an Affiliate, are the only persons who are eligible to be Participants.

     2.11 Plan. The Washington Mutual Equity Incentive Plan, as embodied herein and as amended from time to time, and including all predecessor versions of the Plan.

     2.12 Restricted Stock. Stock that is awarded subject to restrictions hereunder and has not become Unrestricted Stock in accordancewith Article 6.

     2.13  Stock. The common stock of the Company.

     2.14 Stock Units. An Award denominated in units of Stock that have not vested in accordance with the terms of the Award.

     2.15 Unrestricted Stock. Shares of Stock granted under the Plan that are no longer subject to restrictions that constitute a substantial risk of for feiture, in accordance with Article 6, or shares of Stock paid in respect of the vesting of an Award of Stock Units.

                            ARTICLE 3. ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms as the Committee deems appropriate and that are not inconsistent with the provisions of Articles 4 and 5 of the Plan. Such terms may include restrictions on the transfer of all or any portion of the Stock or Stock Units granted under an Award.

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     3.3  Participants'  Accounts.  The Committee  shall  establish and maintain adequate records to disclose the names of the Participants and their respective Awards, the restrictions thereon, the stock certificates related thereto, any dividends or distributions payable or paid thereon, any votes taken with respect thereto, and such other matters as may be relevant to the proper administration of the Plan.

                  (a) Dividends and Distributions. All cash dividends and other cash distributions paid in respect of an Award shall be credited to the account of the Participant and invested in Stock or Stock Units pursuant to the terms of the Company's general dividend reinvestment program for shareholders of the Company. All such amounts and their proceeds shall be subject to the same restrictions on the same basis as the underlying Restricted Stock or Stock Units and shall be treated as Restricted Stock or Stock Units for all purposes under the Plan.

                  (b) Forfeitures. Upon the occurrence of a forfeiture hereunder, all shares of Restricted Stock or Stock Units subject to an Award (including any Restricted Stock or Stock Units purchased with dividends paid on the underlying Restricted Stock or Stock Units) shall be retained by the Company or cancelled, as appropriate.

     3.4 Transfer of Unrestricted Stock. The Company shall generally transfer Unrestricted Stock to the Participant at an administratively feasible time after the lapse of restrictions hereunder on an Award of Restricted Stock or the vesting of an Award of Stock Units. Any fractional shares of Unrestricted Stock shall be paid to the Participant in cash.

                  (a) Termination of Employment. Upon the termination of employment for any reason of a Participant who is an employee of the Company or an Affiliate (including upon the Participant's death), or upon such a Participant's retirement or permanent and total disability, the Company shall deliver to the Participant (or his personal representative) all Unrestricted Stock held for his account.

                  (b) Death of Participant. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries (both principal as well as contingent) to whom all amounts that are otherwise due hereunder after termination of employment shall be paid upon his death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form acceptable to the Committee.

                           (1) If the Participant is married as of the date of
                  filing a beneficiary designation and names a principal beneficiary other than his spouse, such designation shall not be effective unless the spouse consents to the beneficiary designation in writing, witnessed by a notary public.

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                           (2) The filing of a new beneficiary designation form
                  as provided herein shall cancel all beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing a beneficiary designation form, which divorce or marriage is communicated to the Committee in writing, shall revoke any prior designation. As used herein "divorce" includes a dissolution of a marriage or an annulment of a marriage.

                           (3) If all designated beneficiaries predecease a
                  Participant or die prior to complete distribution, the Committee shall make distributions to the Participant's personal representative or executor. If a Participant fails to designate a beneficiary as provided above, the Committee shall make distributions to the Participant's personal representative or executor.

     3.5 Discretionary Authority of Committee. The Committee shall have full discretionary power, subject to, and within the limits of, Articles 4 and 5 of the Plan:

     (a) To determine from time to time who of the eligible persons shall be granted Awards, and the time or times when, and the number of shares of Restricted Stock or Stock Units for which, an Award or Awards shall be granted to such persons.

     (b) To prescribe the other terms and provisions (which need not be identical) of each Award granted under the Plan to eligible persons.

     (c) To modify or amend any term or provision of any Award granted under the Plan (including without limitation in the ways described in Sections 3.5 (f), (g) and (h) below), provided that the consent of the holder thereof must be obtained for any modification or amendment that reduces the benefits to the holder of the Award.

     (d) To construe and interpret the Plan and Awards granted hereunder, and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award or Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power the Committee may retain counsel at the expense of the Company. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Company and the Participants.

     (e) To determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of his or her employment for purposes of the Plan or an Agreement.

     (f) To accelerate the time at which the restrictions on Restricted Stock granted under an Award will lapse, or the time at which Stock Units will vest, or otherwise modify the restrictions on Awards in a manner favorable to the Participant.

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     (g) To determine, for any group or class of Participants, that restrictions on Awards shall lapse upon specified events occurring upon or after a change in control of the Company or an Affiliate, subject to such terms and limitations as the Committee may determine.

     (h) To waive or modify the application of Section 6.2 (forfeiture of Restricted Stock or Stock Units upon termination of employment) as to any Award, in whole or in part.

     (i) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder.

     (j) To interpret the Plan and make any determinations that are necessary or desirable in the administration of the Plan.

     (k) To exercise such powers and to make all other determinations deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

     3.6 Persons Subject to Section 162(m). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of certain provisions of the Plan by Participants who are officers subject to Section 162(m) of the Code, without so restricting, limiting or conditioning the Plan with respect to other Participants.

     3.7 Shareholder Rights. Except as provided in Section 6.1, each Participant shall have, with respect to Restricted Stock, all the rights of a shareholder of Stock including the right to vote the shares.

                ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1 Participation. The Committee may from time to time designate persons to whom Awards are to be granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Restricted Stock or Stock Units subject to each Award. All Awards granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

     4.2 Limitations on Grants. Awards may be granted only to persons who are eligible to be Participants. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year under the Plan is 225,000. The maximum aggregate number of shares of Restricted Stock subject to restrictions based solely on continuous employment that may be issued under the Plan is 6,000,000.


                                      -5-
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                     ARTICLE 5. STOCK SUBJECT TO PLAN

     5.1 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan (including all predecessors of the Plan) is 12,075,122 shares, subject to adjustments as provided in Article 7 made after January 16, 2001.


                                      -6-
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         ARTICLE 6.  RESTRICTIONS AND FORFEITURES

     6.1 General Restrictions. A Participant shall not be permitted (i) to sell, transfer, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or assign shares of Restricted Stock or Stock Units awarded (or purchased through dividend or distribution reinvestment) under the Plan, (ii) to receive payment of any dividends or distributions made in respect of Awards, or (iii) to receive a stock certificate representing Awards, until, in each case, the restrictions stated in the Participant's Agreement lapse.

     6.2 Termination of Employment. Unless otherwise provided in the Agreement, upon the termination of employment for any reason of a Participant who is an employee of the Company or an Affiliate before the Participant has attained age 60 (including termination because of the death or permanent disability of the Participant), all Restricted Stock or Stock Units shall be forfeited without compensation to the Participant, unless otherwise determined by the Committee.

     6.3 Retirement. In the event of a Participant's retirement from the Company and its Affiliates or a Participant's death or permanent disability after the Participant has attained age 60, all remaining restrictions on such Participant's Restricted Stock that relate solely to the Participant's length of service with the Company or an Affiliate shall automatically be waived. Restrictions not related solely to the Participant's length of service with the Company or an Affiliate (such as restrictions tied to the performance of the Company) shall remain in effect unless otherwise determined by the Committee.

     6.4 Lapse of Restrictions - General. Each Award of Restricted Stock granted to a Participant shall become Unrestricted Stock according to the terms established by the Committee and specified in the Participant's Agreement. The Committee is authorized but not required to subject an Award to the restrictions described in Schedule A or Schedule B below by setting forth this determination in the Participant's Agreement.

                                   Schedule A

       Years of Continued Employment                     Percentage Unrestricted

                Less than 1                                             0%
       1 but less than 2                                                20%
       2 but less than 3                                                40%
       3 but less than 4                                                60%
       4 but less than 5                                                80%
                5 or more                                              100%



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                                   Schedule B

       Years of Continued Employment                     Percentage Unrestricted

                Less than 3                                             0%
       3 but less than 4                                              33.33%
       4 but less than 5                                              66.67%
                5 or more                                              100%

         For purposes of Schedules A and B, unless otherwise determined by the Committee and stated in the relevant Agreement, a Year of Continued Employment shall be credited to a Participant with respect to each Award on each March 31, beginning in the calendar year that follows the Grant Date of an Award, provided that the Participant has been continuously employed by the Company or one of its Affiliates since the Grant Date of the Award.

         The lapse of restrictions on Restricted Stock (including, if applicable, the number of Years of Continued Employment) shall be calculated separately with respect to each Award granted to a Participant.

     6.5 Employee Status. As provided in Section 3.5(e), the Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as termination or interruption of employment for purposes of determining questions of forfeiture and Years of Continued Employment for purposes of the lapse of restrictions on Restricted Stock.

     6.6 Performance-Based Grants. The Committee may provide in any Award for the restrictions on Restricted Stock to lapse or the Stock Units to vest upon the Company's attainment of performance-based goals established by the Committee. Any such Award may, but need not be, granted under and pursuant to the terms of this Section 6.6. In addition, the Committee may determine that any performance-based Award granted by the Committee before the adoption of the Plan shall be treated as if granted under this Section 6.6, provided that the Award is modified so as to comply with the terms of this Section 6.6.

                  (a) Intent to Qualify Under Section 162(m). This Section 6.6 is intended to qualify the Awards granted under it as performance-based compensation under Section 162(m) of the Code. All Awards granted pursuant to this Section 6.6 shall be construed in a manner consistent with that intent.

                  (b) Shareholder Approval. As to Awards granted under this
         Section 6.6, no restrictions on Awards may lapse or Awards vest until after the material terms of the performance goals set out below are disclosed to and approved by the Company's shareholders. To the extent necessary for Awards under this Section 6.6 to qualify as performance-based compensation under Section 162(m) of the Code under then applicable law, the material terms of the performance goals shall be disclosed to and reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

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                  (c) Business Criteria on Which Performance Goals Shall be
         Based. The lapse of restrictions on or vesting of Awards granted under this Section 6.6 shall be based on the Company's attainment of performance goals based on one or more of the following business criteria, where such goals may be stated in absolute terms or relative to comparison companies, as the Committee shall determine, in its sole discretion:

                  Return on average common shareholders' equity.

                  Return on average equity.

                  Total shareholder return.

                  Stock price appreciation.

                  Efficiency ratio (other expense as a percentage of other income plus net interest income), either before or after amortization of intangible assets (goodwill).

                  Net operating expense (other income less other expense), either before or after amortization of intangible assets (goodwill).

                  Earnings per diluted share of common stock.

                  Operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill).

                  Net operating earnings (earnings before transaction-related expense) per diluted share of common stock, either before or after amortization of intangible assets (goodwill).

                  Return on average assets.

                  Ratio of nonperforming to performing assets.

                  Return on an investment in an affiliate.

                  Net interest income.

                  Net interest margin.

                  Ratio of common equity to total assets.

         These business criteria shall be construed consistent with the use of the same terms in the Company's published financial statements. All business criteria other than earnings per diluted share of common stock shall exclude transaction-related expense unless otherwise determined by the Committee in selecting the business criteria for a particular Award pursuant to Section 6.6(d) below. In selecting any business criteria other than earnings per diluted share of common stock, the Committee may elect, pursuant to Section 6.6(d) below, to exclude amortization of intangible assets (goodwill), or to exclude depreciation and amortization.


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                  (d) Establishing Performance Goals. The Committee shall
         establish, for each Award granted under this Section 6.6: (i) the measurement period(s) to which the performance goals will be applied;
         (ii) the specific business criterion or criteria, or combination thereof, that will be used; (iii) the specific performance targets that will be used for the selected business criterion or criteria; (iv) any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items; and (v) the formula for calculating the lapse of restrictions in relation to the performance targets. These determinations shall be set out in the Agreement for each Award. Except as otherwise permitted under Section 162(m) of the Code, each Award under this Section 6.6 shall be granted no later than 90 days after the start of any applicable measurement period, on or before the date that 25 percent of each applicable measurement period has elapsed, and while the outcome is substantially uncertain.

                  (e) Determination of Attainment of Performance Goals. The Committee shall determine, pursuant to the performance goals and other elements established pursuant to Section 6.6(d) above, whether the criteria for the lapse of restrictions or vesting have been satisfied. The Committee's determinations shall be final and binding on all Participants. These determinations must be certified in writing before Stock is transferred to the Participant. This requirement may be satisfied by a writing that sets out the determinations made by the Committee that is signed on behalf of the Committee by the Committee's secretary.

                  (f) Lapse of Restrictions Upon Death, Disability or Change of Ownership or Control. Notwithstanding the other terms of this Section 6.6, the performance-related criteria for the lapse of restrictions on an Award made under this Section 6.6: (i) may lapse (A) as provided in
         Section 7.3, or (B) upon a Participant's disability or upon a change of ownership or control, to the extent so provided in any Agreement, employment agreement or action of the Committee, and (ii) shall lapse upon the Participant's death.

                  (g) Other Restrictions. In addition to the performance goals described above, the Committee may determine to subject any Award granted under this Section 6.6 to other, additional restrictions, including restrictions requiring the Participant to remain in the employ of the Company or an Affiliate for specified lengths of time.

     6.7 Surrender of Restricted Stock. A Participant who also is a participant in the Washington Mutual Deferred Compensation Plan for Directors and Certain Highly Compensated Employees (the "DCP") may surrender to the Company all or a portion of an Award pursuant to the terms and provisions of the DCP relating to surrender of restricted stock in return for a contribution credit under the DCP.

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                  ARTICLE 7. ADJUSTMENT UPON CORPORATE CHANGES

     7.1 Adjustments to Shares. The maximum number and kind of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

     (a) the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

     (b) the Company or an Affiliate engages in a transaction to which Section 424 of the Code applies; or

     (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) above occurs, the Committee shall make adjustments to the limits on Awards specified in Section 4.2 and in the limitation on aggregate Awards under Section 5.1 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

     7.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 5.

     7.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock (an "Event"), restrictions on any Award of Restricted Stock granted hereunder shall lapse and any Award of Stock Units shall vest, whether or not the requirements for lapse of restrictions or vesting set forth in any Agreement have been satisfied, unless otherwise specifically stated in the Agreement. The foregoing notwithstanding, an Event shall not cause restrictions on Restricted Stock related solely to the Participant's length of service with the Company or any Affiliate to lapse on any Awards that the Committee elects, before the Event, to convert into restricted stock of an acquiring corporation. If the Committee so elects to convert the Awards, the number of shares of such converted restricted stock shall be determined by adjusting the amount and price of the Awards granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the schedule for lapse of restrictions set forth in the Agreement shall continue to apply to the converted restricted stock. Nothing in this Section 7.3 or elsewhere in the Plan shall authorize the Committee to take any action contrary to any provision regarding lapse of restrictions that is contained in any Agreement or employment agreement if the action would reduce the benefits to the Participant, unless the Participant consents to the action.

     7.4 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

        ARTICLE 8. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     8.1 General. No Award shall be granted, no Stock shall be issued, and no certificates for shares of Stock shall be delivered under the Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock awarded hereunder may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Award shall be granted, no Stock shall be issued, and no certificate for shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     8.2 Representations by Participants. As a condition to receiving an Award, the Company may require a Participant to represent and warrant at the time of any such award that the shares are being held only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 8.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Stock hereunder.

                            ARTICLE 9. TAXES

     9.1 Immediate Taxation. If an employee elects, pursuant to Section 83(b) of the Code, to include in gross income for federal income tax purposes an amount equal to the fair market value of Restricted Stock subject to an Award, the employee shall make arrangements satisfactory to the Company to pay to the Company or its Affiliate any federal, state or local taxes required to be withheld with respect to such Stock. If an employee who makes such an election fails to pay the necessary amounts to the Company or its Affiliate, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any taxes of any kind required by law to be withheld with respect to the Stock covered by the Award.

     9.2 Deferred Taxation. If an election under Section 83(b) of the Code has not been made, then at the time Restricted Stock becomes Unrestricted Stock or an Award otherwise becomes taxable, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares of Stock to which the Participant is entitled hereunder, pay to the Company or its Affiliate amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. The Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock becoming Unrestricted Stock or an Award otherwise becoming taxable.

                         ARTICLE 10. GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The laws of the State of Washington shall apply to all matters arising under the Plan, to the extent that federal law does not apply.

     10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Amendment. The Committee may amend or terminate the Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent. Provided further that the shareholders of the Company must approve any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan, the maximum number of shares with respect to which any Participant may be granted Awards in any calendar year, or the maximum number of shares that may be granted as Awards of Restricted Stock that are subject to restrictions based solely on continuous employment, except pursuant to Article 7.

     10.7 Effective Date of Plan. No Award under the terms of the Plan as amended and restated as of January 16, 2001, will be effective unless and until the amendments approved by the Board on January 16, 2001, are approved by shareholders holding a majority of the Company's outstanding voting stock present or represented by proxy and entitled to vote at the Company's next annual shareholders' meeting, which is duly held, that occurs after January 16, 2001, the date that the Board authorized the Company to adopt the amendments to the Plan which are being submitted to the shareholders in such annual shareholders meeting. If such amendments are not so approved by the shareholders of the Company, then the Plan as amended and restated as of January 16, 2001 shall be of no force or effect and the Plan as amended and restated as of January 18, 2000 shall continue to govern.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on this the __ day of ___, 2001, but to be effective on January 16, 2001.

                                                     WASHINGTON MUTUAL, INC.



                                         By:
                                                --------------------------------


                                         Its:   --------------------------------